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                                                                 EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated March 19, 1998, except for Note 12, as to which the date is March 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Proffitt's, Inc. and Subsidiaries. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
July 27, 1998